EXHIBIT 2

POWER OF ATTORNEY

The undersigned, ADOLPH COORS COMPANY LLC, a Wyoming limited liability company (the “Company”), does hereby make, constitute and appoint Natalie K. Winegar, its duly appointed corporate secretary, as its true and lawful attorney-in-fact, for the purpose of, from time to time, executing in its name and on its behalf, whether the Company is acting individually or as representative of others, including any “group” as defined under the rules of the Securities and Exchange Commission (“SEC”), any and all documents, certificates, instruments, statements, other filings and amendments to the foregoing (collectively, “documents”) determined by such person to be necessary or appropriate to comply with ownership or control-person reporting requirements imposed by any United States or non-United States governmental or regulatory authority, including without limitation Forms 3, 4 and 5, and Schedules 13D, 13F, 13G and 13H and any amendments to any of the foregoing as may be required to be filed with the SEC, and delivering, furnishing or filing any such documents with any appropriate governmental, regulatory authority or other person, and giving and granting to such attorney-in-fact power and authority to act in the premises as fully and to all intents and purposes as the Company might or could do if personally present by one of its authorized signatories, hereby ratifying and confirming all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof. Any such determination by the attorney-in-fact named herein shall be conclusively evidenced by such person’s execution, delivery, furnishing or filing of the applicable document.

This power of attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5, and Schedules 13D, 13F, 13G and 13H with respect to the undersigned’s holdings of and transactions in securities owned by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this power of attorney to be executed and effective as of this 6th day of March, 2017.

ADOLPH COORS COMPANY LLC

By:	/s/ John K. Coors
Name: John K. Coors
Title: Co-Chairman